Exhibit 1

                           ADVISORY AGREEMENT

          ADVISORY AGREEMENT dated as of August 29, 1985, between
PRUDENTIAL REALTY TRUST, a Massachusetts business trust (the
"Trust"), and THE PRUDENTIAL REALTY ADVISORS, INC., a New Jersey corporation (the "Advisor").

          The Trust was organized under a Declaration of Trust executed June 19, 1985 (the "Declaration of Trust"). The Trust intends to qualify as a "real estate investment trust" ("REIT") as defined in the Internal Revenue Code of 1954, as amended (the "Code"), and to make investments, principally consisting of the Specified Investments (as herein defined), of the type permitted to qualified REITs under the Code and not inconsistent with the Declaration of Trust. The Trust desires to avail itself of the experience, advice and assistance of the Advisor and to have the Advisor undertake the duties and responsibilities herein set forth, subject to the supervision of the Trustees of the Trust, as provided herein. The Advisor is willing to undertake to render such services, on the terms and conditions herein set forth. Accordingly, the Trust and Advisor hereby agree as follows:

          1. Definitions. As used herein, the following terms shall have the definitions set forth below. Where applicable, calculations to be made pursuant to any such definition shall be made in accordance with generally accepted accounting principles as in effect on the date hereof, except as otherwise provided in such definition.

          "Affiliate" means, as to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such person, (ii) any other Person that owns beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, general partner or trustee of such Person or of any other Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person).

          "Average Invested Assets" for any period means the average of the values of the Invested Assets on the last day of each month during such period.


          "Book Value" means the value of an asset or assets of the Trust on the books of the Trust, without deduction for depreciation or other asset valuation reserves and without deduction for Mortgages or other security interests to which such asset or assets are subject, except that no asset shall be valued at more than its fair market value as determined by or under procedures adopted by the Trustees, and the underlying assets of a partnership, joint venture or other form of indirect ownership, to the extent of the Trust's interest therein, shall be valued as if owned directly by the Trust.

          "Invested Assets" means the Book Value of all the Real
Estate Investments of the Trust.

          "Mortgage" means a mortgage, deed of trust or other security interest in Real Property or in rights or interests, including leasehold interests, in Real Property.

          "Mortgage Loan" means a note, debenture, bond or other evidence of indebtedness or obligation which is negotiable or nonnegotiable and which is secured or collateralized by a Mortgage.

          "Net Income" for any period means the net income of the Trust (calculating the net income of the Trust from any partnership, joint venture or other form of indirect ownership as if the Trust directly received its proportionate share of such entity's income, gains, expenses and losses, including non-cash charges and imputed interest) for such period (i) excluding realized gains and losses from the disposition of Trust assets (after attributing to such disposition the taxes and fees paid in connection therewith); (ii) before deducting additions to reserves or provisions for depreciation, amortization, provision for bad debts and other similar non-cash charges and imputed interest; (iii) less the amount of any bad debts actually charged to the provision therefor.

          "Person" means and includes individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

          "Real Estate Investment" means any direct or indirect investment in any interest in Real Property or in any Mortgage
Loan, or in any Person whose principal purpose is to make any such investment.

          "Real Property" means and includes land, leasehold interests (including but not limited to interests of a lessor or lessee therein), rights and interests in land, and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land, leasehold interests or rights in land or interests therein, but does not include investments in Mortgages, Mortgage Loans or interests therein.

          "Registration Statement" means the Registration
Statement on Form S-11 of the Trust covering the initial public offering of the Shares of the Trust under the Securities Act of 1933.

          "Securities" means any stocks, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness or in general any instruments commonly known as "securities" or any certificates of interest, shares or participation in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

          "Short-term Investments" means investments which the Trust makes of its funds (a) on a temporary basis pending utilization of such funds to acquire Real Estate Investments, make distributions to Shareholders, or pay anticipated expenses of the Trust or (b) to hold as reasonable reserves, and may consist of any of the following: (i) U.S. government Securities or Securities of U.S. government agencies, (ii) bankers' acceptances, (iii) bank certificates of deposit, (iv) interest-bearing deposits in commercial banks, (v) participation in pools or mortgages or bonds and notes (such as Federal Home Loan Mortgage Corporation participation sale certificates ("Freddie Mac Pcs") Government National Mortgage Association modified pass-through certificates ("Ginnie Mae Pass-Throughs") and Federal National Mortgage Association bonds and notes ("Fannie Maes"));
(vi) bank repurchase agreements covering the Securities of the United States or agencies or instrumentalities thereof; and (vii) other similarly secured short-term investment Securities.

          "Specified Investments" means the Real Estate
Investments which are specifically described in the Registration
Statement.

          "Total Operating Expenses" for any period means all operating expenses (including additional expenses paid directly or indirectly by the Trust to the advisor, Affiliates of the Advisor or third parties based upon their relationship with the Trust) including loan administration, servicing, engineering, inspection and all other expenses paid by the Trust, exclusive of
(i) interest and discounts; (ii) taxes and license fees; (iii) expenses connected directly with the issuance, sale and distribution, or listing on a stock exchange, of Securities of the Trust, including, without limitation, underwriting and brokerage discounts and commissions, private placement fees and expenses, legal and accounting costs, printing, engraving and mailing costs, and listing and registration fees; (iv) expenses connected directly with the acquisition, disposition, operation or ownership of Trust assets, including, without limitation, costs of foreclosure; maintenance, repair and improvement of property; maintenance and protection of the lien of mortgages; property management fees; legal fees; premiums for insurance on property owned by or mortgaged to the Trust; taxes; brokerage and acquisition fees and commissions; appraisal fees; title insurance and abstract expenses, provisions for depreciation, depletion and amortization; disposition fees and real estate commissions; and losses on the disposition of assets and provisions for such losses; (v) fees and expenses payable to public accountants, legal counsel, consultants, managers, or agents, employed for the Trust directly by the Trustees; (vi) legal and other expenses in connection with formal or informal administrative action or legal proceedings which involve a challenge to the status of the Trust as a REIT, or advice concerning obtaining or maintaining such status, or the determination by the Trust of its taxable income, or any claim that the activities of the Trust or any Trustee, or Shareholder or officer or agent, of the Trust were improper;
(vii) all fees paid to the Advisor pursuant to Section 9 hereof other than the Portfolio Management Fee described in Section 9(b) hereof; and (viii) any other expenses related to raising capital, for interest, taxes and direct property acquisition, operation, maintenance and management costs; provided, however, that the foregoing exclusions shall not include any allocation of costs of the Advisor's overhead incurred in performing its duties hereunder.

          "Trustees" means the Trustees holding office under the Declaration of Trust at any particular time.

          "Unaffiliated Trustee" means a Trustee who, in his individual capacity, (i) is not an Affiliate of the Advisor, (ii) does not own any interest in the Advisor and (iii) does not perform any other services for the Trust except as Trustee.

          2. Duties of Advisor. The principal duties of the Advisor shall be to supervise and make recommendations to the Trust concerning the Trust's investments and to provide administrative services with respect to the Trust and as administrator of the Trust's day-to-day affairs, in each case subject to the supervision of the Trustees.

          Subject to the supervision of the Trustees and consistent with the provisions of the Declaration of Trust and
Section 12 hereof, the Advisor shall:

          (a) perform necessary administrative functions in the management of the Trust;

          (b) serve as the Trust's investment and financial advisor and provide research, economic and statistical data in connection with the Trust's investments and financial policies;

          (c) investigate, select and conduct relations with accountants, legal counsel, property managers, brokers, investors, builders, developers, banks and other lenders, and others as necessary in connection with the business of the Trust and the fulfillment of the Advisors's duties hereunder.

          (d) maintain bank accounts for the Trust, and arrange for fidelity bonds with respect to fraudulent and negligent acts, errors and omissions, in amounts specified by the Trustees, covering all the personnel handling funds and other assets of the Trust, with the Trust named as an insured party;

          (e) maintain appropriate records of activities on behalf of the Trust;

          (f) provide office space, office equipment and office personnel;

          (g) obtain for the Trust the services that may be required in acquiring and disposing of investments of the Trust, disbursing and collecting the funds of the Trust, paying the debts and fulfilling the obligations of the Trust, and handling, prosecuting and settling any claims of the Trust;

          (h) obtain for the Trust such services as may be required for property management and other activities relating to the investment portfolio of the Trust;

          (i) advise in connection with negotiations by the Trust with investment banking firms, securities brokers or dealers and other institutions or investors in connection with the sale of Securities of the Trust and the securing of loans for the Trust;

          (j) provide services to the Trust in connection with the financing, refinancing, sale or other disposition of the Trust's Real Estate Investments or any part thereof; and

          (k) advise in connection with the preparation of reports required under the Securities Exchange Act of 1934, reports and other communications to Securities holders, proxy solicitation materials, and any other reports required to be filed with State or Federal governmental agencies.

     In performing its various services under this Agreement, the Advisor may from time to time call upon and utilize various facilities, personnel and support services of other Persons including one or more Affiliates of the Advisor.

          3. No Partnership or Joint Venture. The Trust and the Advisor are not, and shall not be deemed to be, partners or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or to impose any liability as such on either of them.

          4. Records. The Advisor shall keep proper books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Trustees at any time during ordinary business hours.

          5. REIT Qualification, etc. The Advisor shall refrain from any action which, in its judgement or in any judgment of the Trustees of which the Advisor has written notice, would adversely affect the qualification of the Trust as a REIT or which would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Trust or its Securities or which would otherwise not be permitted by the Declaration of Trust.

          6. Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name and may collect and deposit into and disburse from such accounts any money on behalf of the Trust, under such terms and conditions as the Trustees may approve, provided that no funds in any such account shall be commingled with funds of the Advisor. The Advisor shall from time to time render appropriate accounting of such collections, deposits and payments to the Trustees and to the auditors of the Trust.

          7. Bond. The Advisor shall maintain a fidelity bond with a responsible surety company, in such form and amounts as may be required by the Trustees from time to time, covering officers, employees and agents handling funds and any investment documents or records pertaining to any investments of the Trust. Such bond shall be paid for by the Trust and shall inure to the benefit of the Trust in respect of losses of any such property from acts of such officers, employees and agents through theft, embezzlement or fraud. In the event that such a bond is canceled or not renewed by the bonding company, the Advisor shall give notice thereof to the Trustees, in which event the Trustees shall have the right to terminate immediately this Agreement.

          8. Information Furnished Advisor. The Trustees shall at all times keep the Advisor informed concerning the investment, financial and operating policies of the Trust. The Trustees shall notify the Advisor promptly in writing of their intention to make any new investments or to sell or dispose of any existing investments. The Trust shall make available to the Advisor a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants and such other information with regard to its affairs as the Advisor may reasonably request.

          9. Compensation. The Trust shall pay to the Advisor compensation for its services hereunder as follows:

          (a) Initial Fees. The Initial Fee to be paid to the Advisor for its services in connection with the organization of the Trust and the acquisition of the Specified Investments shall equal one and one tenth of one percent (1.10%) of the gross purchase price (as stated in the relevant contracts of sale, without regard to commissions or expenses) of the Specified Investments. The Initial Fee shall be due and payable at the closing with respect to each Specified Investment.

          (b)  Portfolio Management Fee.  The Portfolio
Management Fee shall be an annual fee paid to the Advisor in the following manner:

                                              Percentage of
          Year Ending                        Average Invested
          December 31,                            Assets
               1985 (partial year)                0.25%
               1986                               0.55%
               1987                               0.75%
               1988                               0.90%
               1989                               1.00%
               1990                               1.10%
               1991                               1.20%
          Each year thereafter                    1.25%

     The Portfolio Management Fee shall be paid in quarterly installments in arrears within ten (10) days after the end of each calendar quarter commencing after the closing of the initial public offering of the Trust (based on the Average invested Assets at that time, with adjustment to be made at the end of each fiscal year).

          (c) Incentive Disposition Fee. The Incentive Disposition Fee shall equal five percent (5%) of the Trust's total Economic Gain, as defined below, on the sale of the Trust's Real Estate Investments. The Incentive Disposition Fee shall be paid within thirty (30) days after each Real Estate Investment is sold. In the event that this Agreement is terminated prior to such date, the Advisor (if it acted as such at the time such sale was agreed) shall nevertheless be entitled to the Incentive Disposition Fee payable at such time as such Fee would have been payable if this Agreement had not been terminated in an amount equal to the amount of the Incentive Disposition Fee to which the Advisor would have been entitled if this Agreement had not been terminated. The Trust shall not delay any disposition of a Real Estate Investment for the purpose of reducing the Incentive Disposition Fee payable to the Advisor.

     Economic Gain means the excess, if any, of the aggregate gross proceeds (including the outstanding principal balance of any indebtedness taken subject to or assumed by the buyer, the principal amount of any purchase money indebtedness taken back by the Trust (determined in accordance with generally accepted accounting principles) and the fair market value of any other non-cash proceeds) from the sale of Real Estate Investments over the sum of (i) the aggregate acquisition price of the Trust's Real Estate Investments (including the amount of any acquisition fees and expenses incurred by the Trust in connection therewith)
(ii) the amount expended by the Trust on capital expenditures (excluding tenant improvements and leasing commissions); (iii) expenses of the Trust incurred in connection with the sale of its Real Estate Investments (including as mentioned in (d) below); and (iv) the unamortized amount expended by the Trust on tenant improvements and leasing commissions.

          (d) Selling Commission. A Selling Commission equal to 2% of such aggregate gross proceeds of sale shall be paid to the Advisor on any sale of a Real Estate Investment in which the Advisor (directly or through any Affiliate) acts as broker.

          10. Compensation for Additional Services. If the Trust shall request the Advisor (or any Affiliate or any officer or employee therof) to render services for the Trust other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such Person and the Trustees, including a majority of the Unaffiliated Trustees, from time to time. To the extent the Advisor or any Affiliate of the Advisor performs any leasing, loan servicing, loan administration, accounting, property management, legal, shareholder relations, registrar, transfer agent, or other similar services, the compensation for such services shall not exceed either (a) the compensation, if any, paid to such Person by any other Person who is not an Affiliate of such Person for any comparable services in the same geographic area or (b) the rate generally charged for similar services generally available in the relevant geographic area by qualified Persons who are not Affiliates of the Advisor.

          11. Statements. The Advisor shall promptly furnish to the Trust quarterly and annual statements showing the computation of the compensation payable to it under Section 9(b)hereof with respect to the quarter or year then ended. All calculations of the fees paid hereunder shall be reported upon by the Trust's independent public accountants.

          12. Expenses of Advisor. Without regard to the amount of compensation received hereunder by the Advisor, the Advisor shall bear the following expenses:

          (a) salaries and other employment expenses of the personnel employed by the Advisor to assist it in performing its obligations hereunder and of Trustees, officers and employees of the Trust who are directors, officers of employees of the Advisor or of any Affiliate of the Advisor, including without limitation fees, salaries, wages, payroll taxes and the cost of employee benefit plans and temporary help expenses, but excluding any salaries and other expenses as to which separate compensation is per-mitted pursuant to Section 10 hereof and excluding the compensation to the Trustees described in the Registration Statement under the caption "Management - Trustees and Officers."

          (b) rent, telephone, utilities, office furniture and equipment and other office expenses of the Advisor and the Trust, except as any of such expenses relate to an office maintained by the Trust separate from the office of the Advisor;

          (c) travel and related out-of-pocket expenses incurred by officers and employees of the Advisor and of Trustees, officers and employees of the Trust who are directors, officers or employees of the Advisor or of any Affiliate of the Advisor, except that the Trust will bear all travel and other out-of-pocket expenses of officers, employees and Trustees of the Trust to the extent incurred in furtherance of the business of the Trust; and

          (d)  all overhead expenses incurred by the Advisor.

          13. Expenses of the Trust. Except as expressly otherwise provided in this Agreement, the Trust shall pay all expenses relating to services of the Advisor in the performance of its duties hereunder, including without limitation all legal and accounting expenses, not assumed by the Advisor.

          14. Refund by the Advisor. The Advisor will refund to the Trust, within sixty (60) days after the end of any fiscal year of the Trust, the amount, if any, by which the Total Operating Expenses of the Trust for any such twelve-month period exceed the greater of (a) 2% of the Average Invested Assets for such twelve-month period (calculated before the deduction therefrom of such Total Operating Expenses); provided, however, that only so much of such excess need be refunded as is determined by the Trustees, including a majority of the Unaffiliated Trustees, acting pursuant to Section 4.5 of the Declaration of Trust, to be not justified.

          The Advisor will furnish to the Trustees such information as may be required to comply with the second and third paragraphs of Section 4.5 of the Declaration of Trust.

          15. Other Activities of the Advisor. Nothing herein contained shall prevent the Advisor from engaging in other activities, including without limitation the management of other investments and the rendering of advice to other investors (including in respect of other real estate programs), even if any such investors are in competition with the Trust or any of the Trust's Real Estate Investments; nor shall this Agreement limit or restrict the right of any partner, director, officer, employee or shareholder of the Advisor or any Affiliate of the Advisor to engage in any other business (including business activities competitive with those of the Trust) or to render services of any kind to any other Person.

          16. Trustee Action. Wherever action on the part of the Trust or the Trustees is comtemplated in this Agreement, unless otherwise provided herein, action by a majority of the Trustees, including a majority of the Unaffiliated Trustees, shall constitute the action provided for herein.

          17. Term; Termination of Agreement. This Agreement shall continue in force until December 31, 1986, and thereafter may be extended from year to year by the affirmative vote or written consent of a majority of the Unaffiliated Trustees. Notice of renewal shall be given in writing by the Trust to the Advisor not less than thirty (30) days before the expiration of this Agreement or of any extension thereof. Notwithstanding any other provision to the contrary, this Agreement may be terminated without cause upon written notice given sixty (60) days in advance by a majority of the Unaffiliated Trustees to the Advisor and, after December 31, 1987, upon written notice given sixty
(60) days in advance by the Advisor to the Trust.

          18. Amendments. This Agreement shall not be modified or terminated except by an instrument in writing signed by both parties hereto or otherwise as provided herein. Any amendment to this Agreement shall require the written consent of a majority of the Unaffiliated Trustees.

          19. Assignment. The Trustees may terminate this Agreement immediately in the event of its assignment by the Advisor without the consent of the Trustees. Any permitted assignement of this Agreement shall bind the assignee hereunder in the same manner as the assignor is bound hereunder.

          20. Default, Bankruptcy, etc. At the option of the Trustees, this Agreement shall be terminated immediately upon written notice of termination by a majority of the Unaffiliated Trustees to the Advisor if any of the following events shall occur:

          (a) if the Advisor shall violate any provisions of this Agreement, and after written notice of such violation shall not cure such default within thirty (30) days; or

          (b) if the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or any order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator or trustee of the Advisor or of all or substantially all its property by reason of the foregoing or approving any petition filed against the Advisor for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of thirty (30) days; or

          (c) if the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due.

          The Advisor agrees that if any of the events specified in subsection (b) or (c) of this Section 20 shall occur, it will give written notice thereof to the Trust promptly (but in any event no later than seven days) after the occurrence of such event.

          21.  Action Upon Termination.  Except as provided in
Section 9 hereof, the Advisor shall not be entitled to compensation after the date of termination of this Agreement for further services hereunder but shall be reimbursed for all expenses and shall be paid all compensation accruing to the date of termination. The Advisor shall forthwith upon such termination:
          (a) pay over to the Trust all moneys collected and held for the account of the Trust pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

          (b) deliver to the Trust a full accounting, including a statement showing all payments collected by it and a statement of all moneys held by it, covering the period following the date of the last accounting furnished to the Trust;

          (c) deliver to the Trust all property and documents of the Trust then in the custody of the Advisor; and

          (d) cooperate with the Trust and take all reasonable steps requested to assist the Trustees in making an orderly transition of the advisory function.

          22. Change of Name. Upon termination of this Agreement by either party, the Trustees shall, upon the request of the Advisor, cause the name of the Trust to be changed to a name that does not, in the reasonable opinion of the Advisor, include any reference to the Advisor or any of its Affiliates.

          23. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey as at the time in effect.

          24.  Miscellaneous.  The Advisor assumes no
responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Trust in following or declining to follow any advice or recommendations of the Advisor. None of the Advisor, its partners, officers or employees shall be liable to the Trust, the Trustees or the holders of Securities of the Trust except by reason of acts constituting bad faith, wilful misfeasance, gross negligence or reckless disregard of their duties.

          25. Notices. Any communications given hereunder shall be in writing delivered at the address of the respective party at which that party most recently has established its principal office, or at such other address as a party shall have specified to the other party as the address for notices hereunder.

          26. Trustees' and Shareholders' Liability. The Advisor acknowledges its understanding of and agreement to the following. The Declaration of Trust establishing Prudential Realty Trust, dated June 19, 1985, a copy of which, together with all amendments thereto (the "Declaration"), is duly filed in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that the Name "Prudential Realty Trust" refers to the Trustees under the Declaration collectively as Trustees, but not individually or personally; and that no Trustee, officer, shareholder, employee or agent of the Trust shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, the Trust. All persons dealing with the Trust, in any way, shall look only to the assets of the Trust for the payment of any sum or the performance of any obligation.

          IN WITNESS WHEREOF, each of the Trust and the Advisor have caused this Agreement to be executed and delivered on its behalf as of the day first above written.

                         PRUDENTIAL REALTY TRUST

                         By: /s/Joseph M. Selzer
                             Joseph M. Selzer

                         THE PRUDENTIAL REALTY ADVISORS, INC.

                         By: /s/Joseph M. Selzer
                             Joseph M. Selzer